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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 3, 2001


                             MCN ENERGY GROUP INC.
             (Exact name of registrant as specified in its charter)


     MICHIGAN                       1-10070                38-2820658
     (State of Incorporation)       (Commission File       (I.R.S. Employer
                                    Number)                Identification No.)


     500 GRISWOLD STREET, DETROIT, MICHIGAN                    48226
     (Address of principal executive offices)                (Zip Code)


              Registrant's telephone number, including area code:
                                 (313) 256-5500
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ITEM 5. OTHER EVENTS
On April 3, 2001 MCN Energy Group Inc. issued the following press release:


                       MCN ENERGY SELLS COAL FINES PLANTS

Detroit, April 3, 2001 - MCN Energy Group Inc. (NYSE:MCN) today announced it has completed the previously announced sale of its 95 percent membership interests in four coal fines plants to a unit of DTE Energy Company (NYSE:DTE). In addition, MCN sold its interests in its remaining two plants to the DTE subsidiary.

     The original sale price of the first four facilities was subject to adjustment up to $152 million or down to zero based on performance measures. The final price set for these facilities was $100 million. The sale price for the additional two plants was $32 million. The transaction was independent of MCN's pending merger with DTE Energy.

     MCN built the plants to process fine particles of coal into briquettes that can be sold into traditional coal markets. Concerns regarding the plants' qualification for synthetic fuel tax credits led MCN to record in 1998 a $133.8 million pre-tax write-off of the coal fines project. Due to the completed sale to DTE Energy Services, MCN will record a pre-tax first-quarter gain of approximately $125 million.


MCN Energy Group Inc. is an integrated energy company with approximately $5 billion of assets and $2.5 billion of annual revenues. The company primarily is involved in natural gas production, gathering, processing, transmission, storage, distribution and marketing in the Midwest-to-Northeast corridor. Its largest subsidiary is Michigan Consolidated Gas Company, a natural gas utility serving 1.2 million customers in more than 500 communities throughout Michigan.

DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. DTE Energy's principal operating subsidiary is Detroit Edison, an electric utility serving 2.1 million customers in Southeastern Michigan.

DTE Energy has filed with the SEC a post-effective amendment to its registration statement on Form S-4. The post-effective amendment contains a proxy statement/prospectus and other documents related to the proposed merger between DTE Energy and MCN. Investors and security holders are urged to read the post-effective amendment containing the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors and security holders are able to receive the post-effective amendment containing the proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov, and will be able to receive the final proxy statement/prospectus and other documents free of charge at the SEC's website, listed above, from DTE Energy Investor Relations at 2000 Second Ave., Detroit, Mich. 48226-1279 or from MCN Investor Relations at 500 Griswold St., Detroit, Mich. 48226. Information concerning the identity of the participants in the solicitation of proxies by the MCN board of directors and their direct or indirect interests, by security holdings or otherwise, may be obtained from the Secretary of MCN at the address listed above.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon the company's current estimates. Actual results may differ materially.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        MCN ENERGY GROUP INC.


Date:  April 3, 2001                               By:  /s/ Richard G. Kennedy
                                                        ------------------------
                                                        Richard G. Kennedy
                                                        Vice President